                                                                   Exhibit 10.27

                       Separation Agreement and Release

This Separation Agreement and Release entered into as of the 1st day of February, 2001 (the "Effective Date"), is made by and between eBT International, Inc. (formerly Inso Corporation) ("the Company") and Jonathan Levitt ("the Executive"), and constitutes the parties' agreement with respect to the termination of the Executive's employment.

1. The Executive voluntarily resigns as an officer of the Company and as an officer and director of all of the Company's subsidiaries effective February 1, 2001 and as an employee with the Company (apart from holding an office as aforesaid) on February 9, 2001 (the "Termination Date"). Executive shall execute and return to the Company the resignation letter attached hereto as Exhibit A.
                         ----------

2. On the Effective Date, the Executive shall be paid a lump sum severance payment of $228,000, subject to all applicable federal and state income, payroll, and other applicable tax withholding.

3. Pursuant to the Company's policy, for the months of February and March 2001, Executive and his family shall be entitled to continue his or their participation in the Company's medical, dental, and vision care benefit plans to the same extent, and under the same conditions, that he may be a participant in such plans on the Resignation Date regardless of the intervening death of Executive; provided however, such participation shall cease on March 31, 2001.

4. After March 31, 2001, Executive shall be eligible to continue medical, dental, and vision care benefits under the provisions of COBRA, and he will be notified of his COBRA rights at that time.

5. During February and March 2001, Executive's participation in Company benefit plans, programs, and arrangements not enumerated in paragraph 3 above shall be as described in Attachment A: "Executive Separation
                                     ------------
      Agreement, Summary of Benefits Continuation." Executive's entitlement to and eligibility for further vacation, sick leave and other paid time off shall cease on the Effective Date. The Executive and the Company agree that the severance payment described in Section 2 above includes all earned but unused vacation time accrued by the Executive as of the Termination Date.

6. Previously granted, but unexercised stock options held by Executive for the purchase of stock of the Company shall be exercisable pursuant to the terms of the Company's stock option plans, for a period of 90 days after the Termination Date or 180 days following the death of Executive, as the case may be. All previously granted, but unexercised stock options and restricted shares held by the Executive shall cease to vest on the Termination Date.

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

7. Executive shall be entitled to an incentive compensation payment of $16,875. This will be paid on the Effective Date.

8. Anything contained in paragraphs 14 and 15 notwithstanding, the Company and Executive shall continue to be bound by the Non-Disclosure Agreement executed by Executive on or about July 15, 1997, which Agreement is incorporated herein by reference.

9. The Company shall pay $10,000 to the Executive in lieu of retaining a firm to provide Executive Outplacement assistance, payable on the Effective Date.

10. For a period of 18 months following the Termination Date, the Executive will not attempt to hire or hire, or attempt to solicit or solicit, any employee of the Company, or assist in such hiring by anyone else, to work as an employee or independent contractor, with, or otherwise provide services to, any business directly competitive with the Company's business. Notwithstanding the foregoing, the Executive will not be considered to be in violation of this Agreement if he complies with a request to provide a written or oral reference for someone seeking employment where this conduct would otherwise be considered to violate the provisions of this paragraph.

11. Executive agrees and understands that if he is to breach any Provision of Paragraph 10 of this Agreement, in addition to all other remedies available to the Company in law and in equity, the Company shall be entitled to: (a) discontinue any of its obligations under this Agreement; and (b) obtain a Court Order enforcing the provisions(s) which Executive has breached.

12. From and after the date of this Agreement, the Executive shall continue to be entitled to indemnification as an "Officer" of the Company in accordance with Article V of the Company's By-laws as in effect as of the date of this Agreement notwithstanding any subsequent amendment to such By-laws. The term "Officer" shall have the meaning set forth in Article V of the Company's By-laws.

13. Executive agrees to return to the Company prior to the Termination Date, all Company property including, but not limited to, vendor, supplier, and any other business or mailing lists, reports, files, memoranda, records and software, credit cards, desk or file keys, computer access codes or disks, and Company manuals. Executive further agrees that he will not retain any copies, duplicates, reproductions or excerpts of such property; except that Executive shall retain an electronic copy of the Company's legal files for purposes of providing reasonable assistance to the Company following the Termination Date. Notwithstanding the preceding, Executive shall not be required to return to the Company the laptop computer and peripherals purchased by the Company for his use.

14. Executive acknowledges that, if required to do so under applicable law, the Company will include a copy of this Agreement as an exhibit to its Form 10-Q for the applicable fiscal quarter. Until such time as the Company includes a copy of this Agreement as an exhibit to its Form 10-Q, the Executive and Company represent and agree that they and their agents and representatives shall keep completely and strictly confidential the terms of this Agreement, except as required by law. Even after a copy of this Agreement is included as an exhibit to the Company's Form 10-Q, the parties agree to keep completely and strictly confidential any settlement negotiations that occurred in connection with this Agreement.

15. Executive for himself and on behalf of his heirs, executors, administrators and assigns, hereby remises, releases and fully discharges the Company and, to the extent applicable, its present, former, and future parent companies, subsidiaries and affiliates, and the officers, directors, attorneys, employees, agents, successors and assigns of each of them ("the Released Parties") of and from any and all claims, rights and causes of action of all nature known, unknown, past, present, now foreseeable or unforeseeable, which he has or may hereafter have, in any way arising out of, connected with or related to Executive's employment with any of the Released Parties, the termination thereof or based upon information made known to Executive during employment with any of the Released Parties. This Release shall include, but not be limited to, any claims, damages, rights and causes of action for wrongful discharge, breach of contract, discrimination or retaliation under any federal, state or local laws, rules, orders or regulations, including but not limited to Title VII of the Civil Rights Act of 1964, 42 U.S.C.(S). 2000e et seq.,
                                                                     ------
      the Age Discrimination in Employment Act, 29 U.S.C.(S).621 et seq., the
                                                                 ------
      Family and Medical Leave Act, 29 U.S.C.(S).2601 et seq., the Employee
                                                      ------
      Retirement Income Security Act, 29 U.S.C.(S).301 et seq., the
                                                       ------
      Massachusetts Civil Rights Act, M.G.L. c. 12(S).11H and 11I, the Massachusetts Fair Employment Practices Act, M.G.L.c. 151B,(S).1 et seq.,
                                                                       ------
      the Americans with Disabilities Act, 29 U.S.C.(S).12101 et seq., and the
                                                              ------
      Massachusetts Equal Rights Act, M.G.L. c. 93,(S).102. This Release shall also include, but not be limited to, all claims, rights and causes of action for costs, attorney's fees, bounties, or percentage of awards or settlements which Executive may assert against or which may be asserted against the Company by others on Executive's behalf, or against any of the Released Parties. Executive and the Company intend and agree that this Release is to be a broad Release to apply to any relief or cause of action, no matter what it is called, and shall include, but not be limited to, claims, rights or causes of action for wages, benefits, bonuses, fines, back pay, share of awards, compensatory damages, and punitive damages; however, nothing in this Release shall be construed to bar claims for alleged breaches of this Agreement.


16. The Company, on its behalf, and to the extent applicable, on behalf of its present, former and future parent companies, subsidiaries and affiliates, and officers, directors, agents, successors and assigns of each of them hereby remises, releases, and fully discharges Executive of and from all claims, demands, causes of action, damages and expenses, of any and every nature whatsoever, known or unknown by the Company, past or present as a result

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

      of actions, omissions or events occurring through the date of this Agreement in connection with his employment with the Company; however, nothing in this Release shall be construed to bar claims for alleged breaches of this Agreement.

17. Executive will not disparage or discuss the Company or its agents, officers, servants or employees in a derogatory manner. Executive will at all times state, if asked, that the Company was and is a reputable company during his employment with the Company and that he was proud to have been associated with it. The Company's senior executives will not disparage or discuss the Executive in a derogatory manner and will at all times state if asked, that the Executive conducted himself honorably and with distinction and is a reputable person.

18. The Executive herein represents that he has not filed any complaints, charges or claims for release against the Released Parties with any local, state, or federal court or administrative agency which currently are outstanding.

19. The payment by the Company of the consideration referred to herein is not, and shall not be deemed, an admission of responsibility or liability by any of the Released Parties.

20. The Executive acknowledges that he has been given twenty-one (21) days to consider this Agreement and has been advised to consult with an attorney before signing.

21.   Executive acknowledges that:

            . He was advised to consult with an attorney to review this Agreement prior to signing it, and was given a chance to refuse to sign this Agreement.

            . He has read and understands this Agreement and understands fully its final and binding effect.

            . None of the Released Parties had made any statements, promises or representations not set forth in this Agreement, and Executive has not relied on any such statements, promises or representations.

            . He has voluntarily signed this Agreement with the knowledge and understanding and full intention of releasing the Released Parties as set forth above.

22. This Agreement is binding upon and shall inure to the benefits of the parties hereto and their respective assigns, successors, heirs and personal representatives; provided however that the Executive may not
                                ----------------
      assign any rights or duties he may have hereunder without prior written consent of the Company.

23. If any provision of this Agreement is judicially determined to be invalid or unenforceable as written, then such provision shall, if possible, be modified and reformed to the degree necessary to render it valid and enforceable. Any such invalidity or unenforceability of any provision shall have no effect on the remainder of this Agreement which shall remain in full force and effect.

24. This Agreement is to be governed and will be construed under and in accordance with the laws of the Commonwealth of Massachusetts.

25. This Agreement, together with the document incorporated herein by reference, constitutes the entire agreement between the parties hereto and supersedes all prior and contemporaneous negotiations, representations, understandings and agreements, whether written or oral.


IN WITNESS WHEREOF, the Company and Executive have entered into this Agreement on the date first above written.

  eBT International, Inc.                             The Executive


  By:_______________________                        _______________________
                                                    Jonathan Levitt

                                                                       Exhibit A
                                                                       ---------


Entered into as of the 1st day of February, 2001


eBT International, Inc.
299 Promenade Street
Providence, RI 02908


Attention:          Stephen O. Jaeger
                    Chairman of the Board of Directors of eBT International,
Inc.

Dear Steve:

Effective February 1, 2001, I hereby resign my position as Vice President, General Counsel and Secretary of eBT International, Inc., and resign from any position I hold as an officer or director of any subsidiaries and affiliates of eBT International, Inc., pursuant to the Separation Agreement and Release entered into as of the 1st day of February, 2001.


Sincerely,




Jonathan Levitt

                                                                    ATTACHMENT A
                                                                    ------------

        Executive Separation Agreement, Summary of Benefits Continuation


---------------------------------------------------------------------------------------------------------------------------
                                         Period of Interim Employment                   Termination of Employment
                                         ----------------------------                   -------------------------

---------------------------------------------------------------------------------------------------------------------------
                                 Begins upon resignation as officer of              Begins at end of period of interim
                                 Company.  Ends at termination of employment.       employment.
---------------------------------------------------------------------------------------------------------------------------
Medical, Dental and Vision
Care                             Coverage in effect upon resignation may            Coverage continues for 31 days
                                 be continued at employee discretion for            following termination of employment.
                                 executive and covered family members.

                                 Employee shares cost on same basis as active       Employee may continue health coverage
                                 employees through payroll deduction.               under provisions of COBRA by paying the
                                                                                    applicable premium.

---------------------------------------------------------------------------------------------------------------------------
Basic Life                       Basic life insurance coverage continues at         Coverage continues for 31 days following
                                 level in effect upon resignation.                  termination of employment.

                                 Company pays entire cost of coverage.              Employee may convert all or part of insurance to
                                                                                    non-group coverage by applying to the insurance
                                                                                    company and paying the applicable premium.

---------------------------------------------------------------------------------------------------------------------------
Optional Life                   Coverage in effect upon resignation may be          Coverage continues for 31 days following
(Employee/Spouse/Child)         continued at discretion of employee.                termination of employment.

                                Employee pays entire cost of coverage               Employee may convert all or part of
                                through payroll deduction.                          insurance to non-group coverage by
                                                                                    applying to the insurance company and
                                                                                    paying the applicable premium.

---------------------------------------------------------------------------------------------------------------------------
Long Term Disability            Coverage in effect upon resignation may be          Coverage continues for 31 days following
                                continued at discretion of employee                 termination of employment.

                                 Employee pays any applicable share of the cost on the same basis as active employees through payroll deduction.


---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Personal Accident                Coverage in effect upon resignation may           Coverage continues for 31 days following
                                 be continued at discretion of employee            termination of employment.

                                 Employee pays entire cost of coverage             Employee may convert all or part of
                                 through payroll deduction.                        insurance to non-group coverage by
                                                                                   applying to the insurance company and
                                                                                   paying the applicable premium.

---------------------------------------------------------------------------------------------------------------------------
Health Care Account              Participation in effect upon resignation may      Participation ends at termination of
                                 be continued at discretion of employee.           employment.

                                 Employee may continue to request                  Employee may continue to request
                                 reimbursement for eligible expenses incurred      reimbursement for eligible expenses
                                 during period of participation.                   incurred prior to the termination date.

                                 Employee continues to make contributions on       Employee may continue participation under
                                 same basis as active employees through            provisions of COBRA by making after-tax
                                 payroll deduction.                                contributions to the plan.

---------------------------------------------------------------------------------------------------------------------------
Dependent Care Account           Participation ends at resignation.                NA

                                 No further contributions will be deducted from pay.

                                 Employee may continue to be reimbursed for
                                 eligible expenses incurred prior to resignation
                                 date.
---------------------------------------------------------------------------------------------------------------------------
401(k)                           Participation in effect upon resignation may      Participation ends at termination of
                                 be continued at discretion of employee.           employment.

                                 Employee continues to make contributions on       Employee's distribution options depend on
                                 same basis as active employees through            the amount of funds on account at
                                 payroll deduction, and Company match              termination.
                                 continues per plan provisions.
---------------------------------------------------------------------------------------------------------------------------
Employee Stock Purchase Plan     Participation ends at resignation.                NA

                                 No further contributions will be deducted from pay.

                                 Accumulated funds held in the program will be refunded in the next available pay period.


---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
Employee Assistance Program      You may continue to access the services of    You may continue to access for 60 days
                                 Sobel & Raciti Associates, Inc. during your   following your termination, the services
                                 period of interim employment.                 of Sobel & Raciti Associates, Inc.
---------------------------------------------------------------------------------------------------------------------------

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